UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 27, 2015

Keryx Biopharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30929	13-4087132
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

750 Lexington Avenue

New York, New York 10022

(Address of Principal Executive Offices)

(212) 531-5965

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01.	Other Events.

On January 21, 2015, Keryx Biopharmaceuticals, Inc. (“Keryx” or the “Company”) entered into an underwriting agreement with J.P. Morgan Securities LLC, as representative of the several underwriters named therein (the “Underwriters”). Pursuant to the underwriting agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, 9,166,667 shares (the “Firm Shares”) of the Company’s Common Stock, $.001 par value per share (“Common Stock”). In addition, pursuant to the Underwriting Agreement, the Underwriters exercised their option to purchase an additional 1,375,000 shares of Common Stock (the “Additional Shares,” together with the Firm Shares, the “Shares”). A copy of the underwriting agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein. The sale of the Shares closed on January 27, 2015. Alston & Bird LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein. The sale of the Shares was registered pursuant to Registration Statements (Nos. 333-201605 and 333-201639) on Form S-3 and Form S-3MEF, respectively, and filed by the Company with the Securities and Exchange Commission. This Current Report on Form 8-K is being filed to incorporate the underwriting agreement and opinion by reference into such Registration Statements.

The estimated expenses incurred by the Company in connection with its issuance and distribution of the shares of common stock are set forth in the following table:

SEC Registration Fee	$14,700
Printing and Duplicating Expenses	75,000
Accountants’ Fees and Expenses	150,000
Legal Fees and Expenses	225,000
Transfer Agent Fees and Expenses	5,000
Miscellaneous	130,300

Total	$600,000

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of January 21, 2015, between Keryx Biopharmaceuticals, Inc. and J.P. Morgan Securities LLC, as representative of the several underwriters named therein.

5.1	Opinion of Alston & Bird LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KERYX BIOPHARMACEUTICALS, INC.
(Registrant)

Date: January 27, 2015	By:	/s/ James Oliviero
	Name:	James Oliviero
	Title:	Chief Financial Officer